UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2019

DXC TECHNOLOGY COMPANY

(Exact name of Registrant as specified in its charter)

Nevada	001-38033	61-1800317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Tysons Boulevard Tysons, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 245-9675

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DXC	New York Stock Exchange
2.750% Senior Notes Due 2025	DXC 25	New York Stock Exchange
1.750% Senior Notes Due 2026	DXC 26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On November 11, 2019, DXC Technology Company (the “Company”) issued a press release reporting its preliminary financial results for the second quarter of fiscal 2020. The Company held a conference call at 4:45 PM EST, on November 11, 2019, in which the Chief Executive Officer and the Chief Financial Officer discussed these results and announced that the Company is revising its guidance for fiscal 2020 revenues and non-GAAP earnings per share (“EPS”).

Specifically the Company announced that it is now targeting revenue to be in the range of $19.5 to $19.8 billion and non-GAAP EPS in the range of $5.25 to $5.75. The revised revenue guidance is primarily the result of: delays in closing certain significant transactions in the Americas and United Kingdom; potential disruptions resulting from the Company’s announcement that it is pursuing strategic alternatives for three of the Company’s businesses; and revised forecasts of the revenues from traditional infrastructure and application businesses. The revised non-GAAP EPS guidance is primarily the result of: the reduced revenue forecasts; lowered expectations regarding the impact on profits from cost take-out plans during fiscal 2020; cost overruns on certain significant customer transformation programs; and additional investments in infrastructure.

The press release, earnings presentation and preliminary transcript of the conference call are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference and made a part hereof. The earnings presentation attached as Exhibit 99.2 includes updated information for GIS revenues in footnotes 1 and 2 on slide 16 and non-GAAP EBIT margin on slide 17 from the version used during the conference call.

This information is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

All statements in this report that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors many of which are outside the Company’s control. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019, as updated in subsequent SEC filings including the Company’s upcoming Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019, which readers are urged to review in detail, as it contains important information regarding risks, uncertainties and other factors that could cause actual results to differ from the plans, expectations and other matters described in this report. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Item	Description

99.1	Earnings Press Release issued November 11, 2019

99.2	Earnings Presentation

99.3	Preliminary transcript of conference call discussing Earnings Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DXC TECHNOLOGY COMPANY

Dated: November 12, 2019	By:	/s/ Paul N. Saleh
	Name:	Paul N. Saleh
	Title:	Executive Vice President and Chief Financial Officer